Registration No. 333-

As filed with the Securities and Exchange Commission on March 17, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
MTS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	41-0908057
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14000 Technology Drive, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

MTS SYSTEMS CORPORATION 2017 STOCK INCENTIVE PLAN
(Full title of the plan)

Jeffrey A. Graves
President and Chief Executive Officer
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota 55344
(952) 937-4000
(Name, address and telephone number, including area code of agent for service)

With copies to:

Todd J. Klemmensen	Melodie R. Rose
General Counsel	Amanda K. Lorentz
MTS Systems Corporation	Fredrikson & Byron, P.A.
14000 Technology Drive	200 South Sixth Street, Suite 4000
Eden Prairie, Minnesota 55344	Minneapolis, Minnesota 55402
Fax: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)

Common Stock, par value $0.25 per share	500,000 shares	$29.49	$14,745,000.00	$1,913.90

(1)
Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be offered or sold as a result of any adjustments based on stock splits, stock dividends or similar events provided under the MTS Systems Corporation 2017 Stock Incentive Plan, as amended.

(2)
Pursuant to Rules 457(c) and 457(h)(1), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on March 11, 2020 as reported by The Nasdaq Stock Market, LLC.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The purpose of this Registration Statement is to register 500,000 additional shares of common stock of MTS Systems Corporation (the “Company”) for issuance under the MTS Systems Corporation 2017 Stock Incentive Plan, as amended. This Registration Statement is submitted by the Company in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registration Statement on Form S-8, Reg. No. 333-218556, are incorporated herein by reference, except for Item 8, Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following are filed as exhibits to this Registration Statement on Form S-8:

Exhibit Number	Description

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of KPMG LLP.

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-218556) filed with the SEC on June 7, 2017.

99.1*	MTS Systems Corporation 2017 Stock Incentive Plan, incorporated by reference to Annex A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2017.

99.2*	First Amendment to MTS Systems Corporation 2017 Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2020.
* Denotes a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on March 17, 2020.

MTS SYSTEMS CORPORATION

By:	/s/ JEFFREY A. GRAVES
Jeffrey A. Graves
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JEFFREY A. GRAVES	President and Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2020
Jeffrey A. Graves

/s/ BRIAN T. ROSS	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 17, 2020
Brian T. Ross

*	Director	March 17, 2020
David J. Anderson

	Director	March 17, 2020
Nancy A. Altobello

*	Director	March 17, 2020
David D. Johnson

*	Director	March 17, 2020
Randy J. Martinez

*	Director	March 17, 2020
Michael V. Schrock

*	Director	March 17, 2020
Chun Hung (Kenneth) Yu

	Director	March 17, 2020
Linda K. Zukauckas

* /s/ BRIAN T. ROSS	As attorney-in-fact	March 17, 2020
Brian T. Ross